Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (“Pledge Agreement”), dated May 5, 2004, is by Wise Metals Group LLC, a Delaware limited liability company (the “Company”), Wise Alloys LLC, a Delaware limited liability company ( “Wise Alloys”), Wise Recycling LLC, a Maryland limited liability company (“Trading”, and together with the Company, Wise Alloys and each Subsidiary that becomes a party hereto pursuant to Section 8 of this Agreement, individually, each a “Pledgor”, and collectively, the “Pledgors”), in favor of The Bank of New York, a New York banking corporation, in its capacity as trustee (the “Trustee”) pursuant to the indenture (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Indenture”), dated as of the date hereof by and among the Company, Wise Alloys Finance Corporation, a Delaware corporation (“Finance Corp.”), the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below (in such capacity, “Pledgee”).

W I T N E S S E T H :

WHEREAS, each Pledgor is now the direct and beneficial owner of all of the issued and outstanding shares of capital stock or membership interests of the subsidiaries (together with any future subsidiaries, the “Issuers”) listed below its name on Exhibit A annexed hereto and made a part hereof (the “Pledged Interests”);

WHEREAS, the Company and Finance Corp. have issued 10¼% Senior Secured Notes due 2012 in the aggregate principal amount of $150,000,000 (collectively, the “Notes”);

WHEREAS, Noteholders have authorized and appointed Pledgee to act for and on behalf of each of them pursuant to the Indenture; and

WHEREAS, in order to induce Noteholders to purchase the Notes, Pledgors have agreed to secure the payment and performance of the Obligations (as hereinafter defined) and to accomplish same by (i) executing and delivering to Pledgee this Pledge Agreement, (ii) delivering to Pledgee the Pledged Interests which are registered in the name of Pledgors, together with appropriate powers duly executed in blank by Pledgors, and (iii) delivering to Pledgee any and all other documents necessary to protect Pledgee’s interests hereunder;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors hereby agree as follows:

All terms used herein but not defined herein shall have the meanings ascribed to them in the Indenture.

1.	GRANT OF SECURITY INTEREST

(a) As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), each Pledgor hereby assigns,

pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee a security interest in and lien upon (i) the Pledged Interests and any other ownership interests of any Pledgor in Issuers, all certificates (if any) representing or evidencing such shares of capital stock or ownership interests and (A) all right, title and interest in, to and under the Certificates of Incorporation, Certificates of Formation, By-Laws, Articles of Incorporation or Operating Agreements with respect to each Issuer as set forth on Exhibit A hereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, the “Organizational Documents”), including, without limitation, all of its right, title and interest (if any) as a member to participate in the operation or management of Issuers and all of its ownership interests under the Organizational Documents, and (B) all present and future rights of a Pledgor to receive payment of money or other distribution of payments arising out of or in connection with the Pledged Interests and all other ownership interests and its rights under the Organizational Documents, now or hereafter owned by such Pledgor, (ii) all proceeds of and to any of the property of a Pledgor described above, including, without limitation, all causes of action, claims and warranties now or hereafter held by such Pledgor in respect of any of the items listed above, and to the extent related to any property described above or such proceeds and (iii) such Pledgor’s records with respect to the foregoing (all of the foregoing described in clauses (i), (ii) and (iii) being collectively referred to herein as the “Pledged Property”).

(b) This Pledge Agreement is executed only as security for the Obligations and, therefore, the execution and delivery of this Pledge Agreement shall not subject Pledgee to, or transfer or pass to Pledgee, or in any way affect or modify, the liability of Pledgor under the Organizational Documents or any related agreements, documents or instruments. In no event shall the acceptance of this Pledge Agreement by Pledgee or the exercise by Pledgee of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation of Pledgor to, under or in connection with the Organizational Documents or any related agreements, documents or instruments.

2.	OBLIGATIONS SECURED

The security interest, lien and other interests granted to Pledgee pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Pledgors to Pledgee, Noteholders, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor, whether arising under this Pledge Agreement, the Indenture, the Notes or otherwise whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Indenture or after the commencement of any case with respect to any Pledgor under the United States Bankruptcy Code or any state insolvency law or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Pledgee and Noteholders (all of the foregoing being collectively referred to herein as the “Obligations”).

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor hereby represents, warrants and covenants with and to Pledgee the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) The Pledged Interests are duly authorized, validly issued, fully paid and non-assessable shares or membership interests and constitute all of the issued and outstanding shares of capital stock or membership interests in the respective Issuers and such Pledgor is the registered owner of such ownership interests.

(b) The Pledged Property listed below such Pledgor’s name on Exhibit A is directly, legally and beneficially owned by such Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for the pledge, lien and security interest in favor of Pledgee and the pledges, claims, liens, encumbrances and security interests permitted under the Indenture.

(c) The Pledged Property is not subject to any restrictions relative to the transfer thereof and Pledgors have the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions.

(d) The Pledged Property is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.

(e) Each Pledgor authorizes Pledgee to: (i) store, deposit and safeguard the Pledged Property, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Property or its value or Pledgee’s security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Pledged Property to or in Pledgee’s own name and receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses necessary for the foregoing purpose, but without any obligation to do so (and any amounts so paid shall constitute Obligations hereunder and under the Indenture payable on demand). Any obligation of Pledgee for reasonable care for the Pledged Property in Pledgee’s possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other persons.

(f) If any Pledgor shall become entitled to receive or acquire, or shall receive any stock certificate or membership interest certificate, or option or right with respect to the stock or membership interest of any Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Interests) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property or otherwise, such Pledgor agrees to accept same as Pledgee’s agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee’s agent or bailee in the form received, with the endorsement(s) of such Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee’s agent or bailee subject to the terms hereof, as further security for the Obligations.

(g) Each Pledgor shall keep full and accurate books and records relating to the Pledged Property and stamp or otherwise mark such books and records in such manner as Pledgee may reasonably require in order to reflect the security interests granted by this Pledge Agreement.

(h) With respect to the shares of stock or ownership interests in Issuers held by such Pledgor, such Pledgor shall execute and deliver written instructions to each Issuer in the form of Exhibit B hereto to register the pledge, security interest and lien arising hereunder in such stock or ownership interests in the corporate or limited liability company record books maintained by Issuers for such purpose and such Pledgor shall promptly cause each Issuer to execute and deliver to Pledgee a written confirmation in the form of Exhibit C hereto to the effect that the pledge, security interest and lien granted to Pledgee hereunder in such stock or ownership interests has been duly registered in such corporate or limited liability company record books.

(i) Pledgors shall not, without the prior consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall Pledgors create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property.

(j) So long as no Event of Default (as hereinafter defined) has occurred and is continuing, Pledgors shall have the right to vote and exercise all corporate rights with respect to the Pledged Interests, except as expressly prohibited herein, and to receive any cash dividends payable in respect of the Pledged Interests.

(k) Each Pledgor has delivered to Pledgee true, correct and complete copies of the Organizational Document and the Certificate of Formation of each Issuer. There are and shall be no other agreements governing the formation, organization or terms of the membership interests with respect to any Issuer that would materially adversely affect the rights of the Pledgee.

(l) Pledgors shall not permit any Issuer, directly or indirectly, to (i) issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock or membership interests of such Issuer or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock or membership interests of such Issuer, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Pledged Property subject to the pledge and security interest granted herein, (ii) amend any Organizational Document of such Issuer to limit or restrict the permissible activities in which such Issuer may engage, without the prior written consent of Pledgee, (iii) take any action to withdraw the authority of or to limit or restrict the authority of such Issuer’s managers or officers to deal and contract with Pledgee and to bind and obligate such Issuer, or (iv) pay any interim distribution in cash or other assets to any member, except as permitted in the Indenture. Any distribution by any Issuer other than as permitted in the Indenture shall constitute a “wrongful distribution” for purposes of applicable law. Each Pledgor shall promptly notify Pledgee in writing of the occurrence of any event specified in any Issuer’s Organizational Document that may result in such Issuer’s dissolution or liquidation.

(m) Prior to or on the date hereof, each Pledgor has caused the Organizational Documents to be amended to the extent necessary: to permit such Pledgor to pledge and assign any and all of its membership interests in (or other ownership interest of) Issuers (including, without limitation, the Pledged Property) to Pledgee hereunder and to permit Pledgee to be admitted to each Issuer as a member thereof upon transfer of the applicable shares of capital stock or membership interests to Pledgee as provided herein without compliance by Pledgee or any other person with any of the conditions or other requirements of the Organizational Documents and without conferring upon any member thereof any option (whether under an operating agreement or otherwise) to acquire the membership interests so transferred to Pledgee or its designees. Each Pledgor agrees to take such other action and execute such further documents as Pledgee may reasonably request from time to time in order to give effect to the foregoing provisions of this section. No Pledgor shall amend, modify or supplement any of the provisions of the Organizational Documents without the prior written consent of Pledgee if any such amendment, modification or supplement would or could materially adversely affect any rights of Pledgee hereunder or under any of the other Financing Agreements.

(n) Pledgors shall pay all charges and assessments of any nature against the Pledged Property or with respect thereto prior to said charges and/or assessments being delinquent.

(o) Pledgors shall promptly reimburse Pledgee on demand, together with interest at the rate then applicable to the Obligations set forth in the Indenture or the Notes, for any charges, assessments or expenses paid or incurred by Pledgee in its good faith discretion for the protection, preservation and maintenance of the Pledged Property and the enforcement of Pledgee’s rights hereunder, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder. Any such amounts paid or incurred by Pledgee shall constitute part of the Obligations under the Indenture payable on demand.

(p) Pledgors shall furnish, or cause to be furnished, to Pledgee such information concerning Issuers and the Pledged Property as Pledgee may from time to time reasonably request in good faith, including, without limitation, current financial statements.

(q) Pledgee may notify Issuers or the appropriate transfer agent of the Pledged Interests to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.

(r) Each Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or in the Indenture or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the New York Uniform Commercial Code (the “UCC”). Pledgors agree that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgors, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the UCC.

4.	NO ASSUMPTION OF LIABILITIES.

(a) Nothing herein shall be construed to make Pledgee liable as a member of any Issuer and Pledgee by virtue of this Pledge Agreement or otherwise shall not have any of the duties, obligations or liabilities of a member of any Issuer. The parties hereto expressly agree that this Pledge Agreement shall not be construed as creating a partnership or joint venture among Pledgee and Pledgors and/or any Issuer.

(b) By accepting this Pledge Agreement, Pledgee does not intend to become a member of any Issuer or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Issuer either before or after an Event of Default shall have occurred. Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a Pledgor or of a member of any Issuer. Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(c) The acceptance by Pledgee of this Pledge Agreement, with all of the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Pledged Property to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expense or perform or discharge any obligation, duty or liability hereunder or otherwise with respect to the Pledged Property.

5.	EVENTS OF DEFAULT

The occurrence or existence of any Event of Default under the Indenture is referred to herein individually as an “Event of Default”, and collectively as “Events of Defaults”.

6.	RIGHTS AND REMEDIES

At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee, whether provided under this Pledge Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised (but without any obligation to so exercise) without notice to, or consent by, any Pledgor except as such notice or consent is expressly provided for hereunder:

(a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct the Issuers (or the appropriate transfer agent of the Pledged Interests) to register any or all of the Pledged Interests in the name of Pledgee or in the name of Pledgee’s nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgors and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Interests and other Pledged Property, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Interests or other Pledged Property as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests and other Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Interests and other Pledged Property to any committee, depository, transfer agent, registrar or other designated agency, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

(b) Upon prior written notice thereof to any Issuer and appropriate Pledgor, Pledgee may transfer the Pledged Property into the name of Pledgee and Pledgee shall be admitted as a member of such Issuer in the place of such Pledgor.

(c) In addition to all the rights and remedies of a secured party under the UCC or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the applicable Pledgors or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgors, which right or equity is hereby expressly waived or released by each Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615 of the UCC, with Pledgors to be and remain jointly and severally liable for any deficiency. Pledgors shall be liable to Pledgee for the payment on demand of all such costs and expenses, together with interest at the then applicable rate set forth in the Indenture or the Notes, and any reasonable attorneys’ fees and legal expenses incurred by Pledgee. Any such amounts shall constitute Obligations under the Indenture payable on demand. Each Pledgor agrees that five (5) business days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.

(d) Pledgors recognize that Pledgee may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgors agree that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit any Issuer, even if such Issuer would agree, to register such Pledged Property for public sale under such applicable securities laws. Pledgors agree that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

(e) All of the Pledgee’s rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Indenture and the other Financing Agreements, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

7.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

(a) The validity, interpretation and enforcement of this Pledge Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Each Pledgor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or (any of the other Financing Agreements) or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against such Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Property or to otherwise enforce its rights against such Pledgor or its property).

(c) Each Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee’s option, by service upon such Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Pledgor shall appear in answer to such process, failing which Pledgors shall be deemed in default and judgment may be entered by Pledgee against Pledgors for the amount of the claim and other relief requested.

(d) EACH PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PLEDGOR AND PLEDGEE IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Pledgee shall not have any liability to any Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by such Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.

8.	INDEMNIFICATION

Each Pledgor shall, jointly and severally, indemnify and hold the Pledgee, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Pledgors shall pay the maximum portion which it is permitted to pay under applicable law to Pledgee in satisfaction of indemnified matters under this Section 8. The foregoing indemnity shall survive the termination of this Agreement and the termination or non renewal of the Indenture.

9.	MISCELLANEOUS

(a) Pledgors agree that at any time and from time to time upon the written request of Pledgee, Pledgors shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder.

(b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee’s nominee, agent or bailee) Pledgee or Pledgee’s nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to applicable Pledgors or foreclosure with respect thereto.

(c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Pledgors:	Wise Metals Group LLC
857 Elkridge Landing Road, Suite 600
Linthicum, Maryland 21090
Telecopier: (410) 636-0856
Attention: Mr. Dan Mendelson

If To Pledgee:	The Bank of New York
Attention: Corporate Trust Administration
101 Barclay Street, Floor 8W
New York, New York 10286
Fax: (212) 815-5707

(d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgors, Pledgee and Noteholders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Pledge Agreement” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. All references to the term “Person” or “Persons” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

(e) This Pledge Agreement, the other Financing Agreements to which any Pledgor is a party and any other document referred to herein or therein to which it is a party shall be binding upon such Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.

(f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee subject to Article IX of the Indenture. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

(h) All of the rights and remedies granted to the Pledgee and the Noteholders hereunder shall be subject to the terms of the Intercreditor Agreement. In the event of any conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. The provisions hereunder are solely for the benefit of the Pledgee and the Noteholders (each of the foregoing, a “Creditor”) and shall not give any Pledgor, its successors or assigns or any other person any rights vis-à-vis any Creditor.

(i) In addition to those hereunder, the Pledgee is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee under the Indenture.

(j) (i) Beyond the exercise of reasonable care in the custody thereof, the Pledgee shall have no duty as to any Pledged Property in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Pledgee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Property. The Pledgee shall be deemed to have exercised reasonable care in the custody of the Pledged Property in its possession if the Pledged Property is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Property, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Pledgee in good faith.

(ii) The Pledgee shall not be responsible for the existence, genuineness or value of any of the Pledged Property or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or wilful misconduct on the part of the Pledgee, for the validity or sufficiency of the Pledged Property or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Pledged Property, for insuring the Pledged Property or for the payment of taxes, charges, assessments or Liens upon the Pledged Property or otherwise as to the maintenance of the Pledged Property.

(iii) The Pledgee shall have no duty to act outside of the United States in respect of any Pledged Property located in the jurisdiction other than the United States.

(iv) Each of the Pledgors agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Pledged Property now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the

Pledged Property, and to deliver promptly a file stamped copy of each such financing statement or other evidence of filing to the Pledgee. The Pledgee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC.

10.	ADDITIONAL PLEDGORS.

Pursuant to Section 4.16 of the Indenture, each domestic Subsidiary of the Company and Finance Corp. that was not in existence or not a domestic Subsidiary on the date of the Indenture is required to enter into this Agreement as a Pledgor. Upon execution and delivery by the Pledgee and such Subsidiary of an instrument in the form of Annex 1 attached to the General Security Agreement, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Pledgors have executed this Pledge Agreement as of the day and year first above written.

WISE METALS GROUP LLC

By:	/s/ DANNY MENDELSON
Title:	Executive Vice-President

WISE ALLOYS LLC

By:	/s/ DANNY MENDELSON
Title:	Executive Vice-President

WISE RECYCLING LLC

By:	/s/ DANNY MENDELSON
Title:	President and Secretary

THE BANK OF NEW YORK, as Pledgee

By:	/s/ GEOVANNI BARRIS
Title:	Vice President

EXHIBIT A

TO

PLEDGE AND SECURITY AGREEMENT

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares or Interests
Wise Alloys Finance Corporation	2	Wise Alloys LLC	1,000	100%
Wise Alloys LLC		Wise Metals Group LLC		100%
Wise Recycling, LLC		Wise Metals Group LLC		100%
Listerhill Total Maintenance Center		Wise Metals Group LLC		100%
Wise Warehousing, LLC		Wise Recycling, LLC		100%
Wise Recycling Texas, LLC		Wise Recycling, LLC		100%
Wise Recycling West, LLC		Wise Recycling, LLC		100%

EXHIBIT B

TO

PLEDGE AND SECURITY AGREEMENT

Form of Instruction to Register Pledge

The undersigned (“Pledgor”) hereby irrevocably instructs [            ], a [            ] (the “Company”), to register in its [limited liability company/corporate] record books the pledge and collateral assignment by Pledgor pursuant to the Pledge and Security Agreement, dated of even date herewith (the “Pledge Agreement”), by Pledgor in favor of The Bank of New York, as Trustee (“Pledgee”), of all of its shares or membership interests in the Company as described in the Pledge Agreement. In giving this instruction, Pledgor advises the Company that no revocation or modification of the instructions contained herein shall be effective until Pledgee shall have given its prior written consent thereto.

Dated: May , 2004	[Wise Alloys LLC] [Wise Metals Group LLC] [Wise Recycling, LLC]

By:
Title:

EXHIBIT C

TO

PLEDGE AND SECURITY AGREEMENT

Form of

ISSUER ACKNOWLEDGMENT

Each of the undersigned hereby (a) acknowledges receipt of a copy of that certain pledge and security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of May 5, 2004, among Wise Metals Group LLC, a Delaware limited liability company, Wise Alloys LLC, a Delaware limited liability company, Wise Recycling, LLC, a Maryland limited liability company, and The Bank of New York, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”), (b) agrees promptly to note on its books the security interests granted to the Trustee and confirmed under the Pledge Agreement, (c) agrees that it will comply with instructions of the Trustee with respect to the applicable Pledged Property without further consent by the applicable Pledgor, (d) agrees to notify the Trustee upon obtaining knowledge of any interest in favor of any person in the applicable Pledged Property that is adverse to the interest of the Trustee therein and (e) waives any right or requirement at any time hereafter to receive a copy of the Pledge Agreement in connection with the registration of any Pledged Property thereunder in the name of the Trustee or its nominee or the exercise of voting rights by the Trustee or its nominee.

[Signature page to follow]

[WISE ALLOYS FINANCE CORPORATION]

By:
Name:	Danny Mendelson
Title:	Secretary and Treasurer

[WISE ALLOYS LLC]

By:
Name:	Danny Mendelson
Title:	Executive Vice President, Chief Financial Officer and Secretary

[WISE RECYCLING, LLC]

By:
Name:	Danny Mendelson
Title:	President and Secretary

[LISTERHILL TOTAL MAINTENANCE] CENTER LLC

By:
Name:	Danny Mendelson
Title:	Secretary

[WISE WAREHOUSING, LLC]

By:
Name:	Danny Mendelson
Title:	President
[WISE RECYCLING TEXAS, LLC]

By:
Name:	Danny Mendelson
Title:	President

[WISE RECYCLING WEST, LLC]

By:
Name:	Danny Mendelson
Title:	President